                                                                   EXHIBIT 10.16

                              SEPARATION AGREEMENT


         This SEPARATION AGREEMENT, dated as of December 24, 2005 (the "Agreement"), between CONCORD CAMERA CORP., a New Jersey corporation (the "Company"), and KEITH L. LAMPERT ("Executive").

                                    RECITALS

         A. The Executive is an Executive Vice President and the Chief Operating Officer of the Company.

         B. The Executive is currently employed by the Company pursuant to Terms of Employment, effective as of November 11, 2002, as amended by Amendment No. 1 thereto, dated as of March 2, 2004 (as amended, the "Executive Employment Terms").

         C. Pursuant to the Executive Employment Terms, the term of the Executive's employment with the Company will expire on January 1, 2006.

         D. The Company and the Executive desire (i) to extend the term of the Executive's employment with the Company for a period of three (3) months (to and including March 31, 2006) (the "Extension Period"), (ii) to modify the Executive's Amended and Restated Supplemental Executive Retirement Plan and Agreement, dated as of August 18, 2004, as heretofore modified by Modification Elections dated October 20, 2004 and April 5, 2005, respectively, and by Amendment No. 1 and Amendment No. 2 thereto, each dated as of November 28, 2005 (as modified, the "Executive SERP"), (iii) to provide for the separation of the Executive from his employment with the Company, effective as of the earlier of
(A) March 31, 2006 or (B) if the Executive is terminated or voluntarily terminates his employment pursuant to the applicable provisions of the Executive Employment Terms or Section 5(C) hereof, the effective date of such termination (such effective date of separation being hereinafter referred to as the "Separation Date"), and (iv) to set forth the terms and conditions of his employment separation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

         1. TERM EXTENSION. Section 3 of the Executive Employment Terms is hereby amended by extending the ending date of the Executive's employment with the Company from January 1, 2006 to March 31, 2006, inclusive.

         2. DEFERRED COMPENSATION AWARD: ACCELERATED VESTING. Article IV,
Section 3(a) of the Executive SERP is hereby amended by changing the vesting date of the Deferred LTCIP Award Account III (as defined therein) from "August 6, 2006" to the earlier of (A) March 31, 2006 or (B) the effective date of any earlier termination of the Executive without "cause" (as defined in the Executive Employment Terms) or any earlier voluntary termination by the Executive. Payment of the balance of this Account shall be made thereafter in accordance with the terms of the Executive SERP and applicable law.

         3. EMPLOYMENT SEPARATION. The separation of the Executive from his employment with the Company and his relinquishment of the offices of Executive Vice President and Chief Operating Officer of the Company (collectively, the "Separation") shall become effective as of the Separation Date.

         4. SEPARATION COMPENSATION AND BENEFITS:

                  A. Unless the Executive shall have been terminated for "cause" (as defined in the Executive Employment Terms) before March 31, 2006 (such event being hereinafter referred to as a "Disqualifying Termination"): (i) the Executive shall be entitled to the Severance, as defined in and to which he is entitled under the third paragraph of Section 13 of the Executive Employment Terms, i.e., his base salary and auto allowance (as provided in Section 5 thereof), for the one (1) year post-employment period prescribed therein which shall run from the Separation Date (the "Post-Employment Period")(e.g., assuming no earlier termination, the Post-Employment Period shall run from April 1, 2006 to and including March 31, 2007); and such Severance shall be payable as and when prescribed by Section 13 of the Executive Employment Terms; and (ii) the Executive shall be entitled to retain his notebook computer, printer, fax machine and wireless router. The parties acknowledge and agree that any voluntary termination by the Executive during the Extension Period pursuant to
Section 13 of the Executive Employment Terms (including compliance with the advance notice requirement prescribed therein) shall, for purposes of that Section, be deemed to have occurred "after the end of the Term" within the meaning of that Section.


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

                  B. The vacation and other benefits to which the Executive is entitled under Sections 9 and 12 of the Executive Employment Terms shall terminate as of the Separation Date in accordance with the provisions of the fourth paragraph of Section 13 of the Executive Employment Terms; provided that the Executive will be credited with his five (5) carryover days for 2005 and his full vacation allotment of twenty (20) days, as set forth in Section 9 of the Executive Employment Terms, for calendar year 2006 as though he had remained in the employ of the Company through the end of 2006. Executive shall be entitled to payment for all accrued and unused vacation pay in accordance with normal Company practices

                  C. Nothing in this Agreement shall affect the rights and benefits, if any, to which the Executive is entitled under any employee benefit plans and deferred compensation plans in which he participated or by which he was covered during his employment with the Company (including, without limitation, the Executive SERP, as amended by Section 2 above), and under any stock option agreements with the Company to which the Executive is a party, all in accordance with the respective terms and conditions of these Company plans and agreements (collectively, the "Other Company Plans").

                  D. If the Executive, by written notice to the Company, elects COBRA continuation coverage (for the period after the Separation Date) under the Company health insurance policy by which he is currently covered, then, provided that there shall not have been any Disqualifying Termination, the Company will reimburse the Executive for the premiums paid by the Executive thereunder during the Post-Employment Period.

                  E. The Company provides to the Executive life insurance and disability insurance in accordance with Section 12 of the Executive Employment Terms. During the twelve (12) month Post-Employment Period, the Company will reimburse the Executive up to $3,900 for any life insurance and/or disability insurance covering Executive during the Post Employment Period, provided that there shall not have been a Disqualifying Termination and that the Executive submits to the Company in writing proof of the paid premiums up to the maximum reimbursement limit stated herein.

                  F. The Executive acknowledges and agrees that, except as provided in this Agreement and in the Executive Employment Terms and the Other Company Plans (including, without limitation, the Company's 401(k) Plan and any right of the Executive thereunder to his pro rata share of any matching contribution that the Company may, in its discretion, elect to make thereunder with respect to the Plan Year ending June 30, 2006), as and to the extent amended hereby, or as otherwise required by any mandatory and unwaivable provision of applicable law: all compensation and other benefits which the Executive may be entitled to receive from the Company shall terminate as of the Separation Date; and the Company shall have no other or further obligations, economic or otherwise, to the Executive.


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

                  G. The Executive further acknowledges and agrees that (I) the full vacation allotment for calendar year 2006 described in Section 4(B) above,
(II) the insurance premium reimbursements described in Sections 4(D) and 4(E) above, and (III) the acceleration of the vesting date of the Deferred LTCIP Award Account III effected by Section 2 above, are benefits to which the Executive would not otherwise be entitled under the Executive Employment Terms and the Executive SERP upon his Separation from the Company.
                  H. The Executive shall be entitled to payment on or before March 31, 2006 of $4,400, which payment relates to claims for medical expense reimbursement for which the Company's insurance carrier has heretofore not made payment.

         5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS:

                  A. The Executive represents and warrants that he has not violated or failed to comply with, and will not violate or fail to comply with,
(i) during Executive's employment with the Company, any of the Executive Employment Terms, (ii) any of the confidentiality, intellectual property and non-competition covenants set forth in Exhibit A to the Executive Employment Terms, or (iii) during Executive's employment with the Company, any of the provisions of the Code of Conduct annexed as Exhibit B to the Executive Employment Terms (the covenants and agreements of the Executive described in clauses (i), (ii) and (iii) above being hereinafter referred to, collectively, as the "Contractual Undertakings").

                  B. The Executive acknowledges and agrees that he is and will remain subject to, and bound by, his Contractual Undertakings for the respective periods specified therein.

                  C. The Executive further acknowledges and agrees (i) that he is expected to and will devote the same time, energy, diligence and attention to his employment with the Company during the Extension Period as he had theretofore devoted to his Company employment, (ii) that if his performance during the Extension Period is not satisfactory to the Chief Executive Officer of the Company, the Company shall have the right to terminate his employment by written notice, which notice shall be effective immediately or at such other time as shall be specified in such notice, and (iii) that if the Company terminates his employment during the Extension Period based solely upon and in accordance with clause (ii) of this Section 5(C), his termination shall be deemed to be other than for "cause" (i.e., without "cause") within the meaning of Section 13 of the Executive Employment Terms, and the twelve (12)-month Post-Employment Period shall begin to run from the date of termination.

                  D. The parties agree that, for purposes of the Contractual Undertakings in Section II of Exhibit A to the Executive Employment Terms (i.e., the non-compete covenants), the twelve (12) month, post-termination period specified therein shall commence on the Separation Date.

         6. COOPERATION AND ASSISTANCE:

                  A. From and after the Effective Date (as defined in Section 8(A)(v) below), the Executive will provide such cooperation and assistance to the Company as the Company may reasonably request in connection with any Company matters in which the Executive was involved while in the employ of the Company, or of which the Executive has knowledge or information by reason of his Company employment, including, but not limited to, (i) those certain class actions, entitled Underwood, et al. v. Ira B. Lampert, et al., Case No. 02-21154-CIV, and Stephen J. Mazur v. Ira B. Lampert, et al., Case No. 04-61159-CIV, respectively, and that certain shareholder derivative suit, entitled Paul J. Nieman v. Ira B. Lampert, et al., Case No. 05-CV-60574, each of which is currently pending in the United States District Court for the Southern District of Florida, Miami Division (collectively, the "Pending Litigation"), and (ii) any and all matters arising out of, or relating to, any of the Pending Litigation, or any future claims, investigations or lawsuits, if any.

                  B. Such cooperation and assistance by the Executive shall be provided at such times and locations, and in such manner (including, without limitation, testimony in any of the Pending Litigation or other lawsuits), as are mutually agreeable to the Executive and the Company.

                  C. The Company will reimburse the Executive for all reasonable out-of-pocket expenses (such as lodging and travel expenses) incurred by the Executive in providing such cooperation and assistance to the Company, subject to the receipt by the Company of appropriately itemized and documented requests by the Executive therefore.

                  D. The Executive shall not be entitled to any compensation for any such cooperation and assistance provided by the Executive to the Company during the Post-Employment Period in addition to the compensation prescribed by
Section 4 hereof. For any such cooperation and assistance provided by the Executive to the Company after the expiration of the Post-Employment Period, the Executive shall be entitled to such per diem compensation as shall be mutually agreeable to the parties; provided that the Executive shall be entitled to compensation at the rate of $1,500.00 per day for any and all cooperation and assistance provided by the Executive after the expiration of the Post-Employment Period in connection with any of the Pending Litigation.

         7. GENERAL RELEASE:

                  A. In consideration of the compensation and other benefits provided to the Executive hereunder, including the economic benefits to the Executive described in Section 4(G) above, the Executive, for himself and his heirs, executors, administrators, representatives (personal and legal) and assigns hereby releases and discharges the Company and its subsidiaries and affiliates, and their respective current and former directors, officers, employees and shareholders (collectively, the "Releasees") from any and all charges, complaints, claims, demands, promises, agreements, causes of action, damages, debts and liabilities of any kind or nature whatsoever, whether known or unknown, and whether at law or in equity (collectively, "Claims"), which the Executive ever had, now has or may have, from the beginning of his employment with the Company through the Effective Date of this Agreement, including, without limitation, any and all Claims arising out of, or relating to, his employment with, and/or his Separation from, the Company.

                  B. The Claims covered by the release effected by this Section 7 specifically include, without limitation, any and all Claims of wrongful discharge, breach of contract, breach of any implied covenant of good faith and fair dealing, tortious interference with advantageous relations, intentional or negligent misrepresentation, and unlawful discrimination or retaliation under, or any other violation of, any federal, state or local constitution, statute, regulation, order or ordinance, or common law (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss.1001 et seq.; and those federal and state laws prohibiting employment discrimination based on age, sex, race, color, national origin, religion, handicap or disability, or veteran status, such as the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621 et seq., as amended by the Older Workers Benefit Protection Act, Public Law 101-433; the Equal Pay Act of 1963, 9 U.S.C. ss.206 et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.ss.2000e, et seq.; the Civil Rights Act of 1866, 42 U.S.C. ss.1981; the Americans with Disabilities Act, 42 U.S.C. ss.ss.12101, et seq.; the Family and Medical Leave Act, 29 U.S.C. ss.ss.2601 et seq.; the Florida Constitution, Art. 1, Section 2; the Florida Civil Rights Act of 1992, Fla. Stats., ch. 760.10; and any other similar Florida state or local laws, statutes, regulations or ordinances, or common law).

                  C. The Executive represents that he has not sought, and agrees that he will not seek or accept, any damages or other relief in any claim or action by any federal, state or local governmental authority or agency, or by any other person or entity, against the Company or any other Releasees with respect to any Claim or other matter relating to any events or circumstances up to the Effective Date of this Agreement.

                  D. Anything in this Section 7 to the contrary notwithstanding, the parties agree that the release effected hereby is not intended, and shall not be construed, to limit the rights of the Executive (i) to enforce this Agreement, (ii) to the compensation and other employee benefits described in
Section 4 above to which he is entitled independently of this Agreement, (iii) to indemnification in accordance with the By-Laws of the Company, applicable New Jersey law and/or Section 17 of the Executive Employment Terms, or (iv) to be covered as an insured under the terms and conditions of any insurance policy of the Company, including but not limited to any directors' and officers' liability insurance policy, which covers Executive's actions during his employment with the Company, to the extent of the coverage, if any, provided thereunder. It is understood and agreed that the foregoing is not intended to provide Executive any rights that he does not already have as an Executive of the Company.

         8. ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS:

                  A. The Executive understands, acknowledges and agrees that:

                           (i) Subject to Section 8(B) below, no rights or
Claims that may arise after the date on which the Executive executes this Agreement are being waived by the Executive;

                           (ii) The Executive has been advised to consult with
an attorney of his own choosing prior to executing this Agreement and that he has done so or has knowingly waived his right to do so;

                           (iii) The Executive has twenty-one (21) days from his
receipt of this Agreement within which to review and consider this Agreement;

                           (iv) The Executive has seven (7) days after his
execution of this Agreement within which to revoke this Agreement; and


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

                           (v) This Agreement shall not become effective or
enforceable until the seven (7) day revocation period described in clause (iv) above shall have expired (such expiration date being referred to herein as the "Effective Date").

                  B. The Executive (i) agrees to execute and deliver to the Company on the Separation Date a written instrument, in the form attached hereto as Annex I, pursuant to which the Executive ratifies, confirms and remakes, effective on and as of the Separation Date, the release effected by Section 7 hereof, and (II) acknowledges and agrees that the execution and delivery of such instrument shall be a condition precedent to the compensation and other benefits provided by Section 4 above.

         9. NO DISPARAGING OR DETRIMENTAL COMMUNICATIONS:

                  A. The Executive shall refrain from making any statements or other communications of a defamatory, disparaging, derogatory or otherwise negative nature to any person or entity concerning (i) the Company or any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or shareholders, (ii) any product or service provided by the Company or any of its subsidiaries or affiliates, or (iii) the future prospects of the Company or any of its subsidiaries or affiliates.

                  B. The Company and its subsidiaries and affiliates shall refrain from making any statements or other communications of a defamatory, disparaging, derogatory or otherwise negative nature to any person or entity concerning the Executive or the employment relationship of the Executive with the Company or any of its subsidiaries or affiliates.

                  C. The parties agree that it shall not be a violation of this
Section 9 for either party to make truthful statements when required to do so by a court of law, by any governmental agency having supervisory authority over the party, or by any administrative or legislative body with apparent jurisdiction to order the party to divulge, disclose or make accessible such information.

         10. SPECIFIC PERFORMANCE.

                  A. The Executive acknowledges and agrees that the remedies of the Company at law for any breach or threatened breach of any of the provisions of Sections 5 and/or 9(A) would be inadequate and that the Company would suffer irreparable damages as a result of such breach or threatened breach. The Executive, therefore, agrees that, in the event of any such breach or threatened breach, the Company shall be entitled, in addition to any available rights or remedies at law, to bring an action in any court of competent jurisdiction for the purpose of obtaining equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available.

                  B. The Company acknowledges and agrees that the remedies of the Executive at law for any breach or threatened breach of any of the provisions of Section 9(B) would be inadequate and that the Executive would suffer irreparable damages as a result of such breach or threatened breach. The Company, therefore, agrees that, in the event of any such breach or threatened breach, the Executive shall be entitled, in addition to any available rights or remedies at law, to bring an action in any court of competent jurisdiction for the purpose of obtaining equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available.

         11. CURE. The Company shall give written notice to the Executive of any breach or alleged breach of the terms of the Agreement or the Contractual Undertakings (the "Cure Notice"). The Cure Notice shall state in detail the particular act or acts, or failure or failures to act, that constitute the breach or alleged breach of the Agreement or the Contractual Undertakings. The Executive shall have ten (10) days after the date that such written notice has been given to the Executive in which to cure such breach. The Company acknowledges and agrees not to commence any action or legal proceeding against the Executive for any breach or alleged breach of the Agreement or the Contractual Undertakings until such Cure Notice has been given to the Executive and the ten (10) day cure period has elapsed.

         12. MISCELLANEOUS:

                  A. NOTICES. For purposes of this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall have been duly given when personally delivered or when mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as either party may provide to the other party by like notice):

                  If to the Company:        Concord Camera Corp.
                                            4000 Hollywood Blvd., Suite 650N
                                            Hollywood, Florida  33021
                                            Attention: Chairman and CEO


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

                  If to the Executive:      Keith L. Lampert
                                            At his address on file
                                            with the Company

                  B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles thereof relating to conflicts of law.

                  C. JURISDICTION AND VENUE. Each of the parties irrevocably and unconditionally (i) accepts, consents and submits to the exclusive jurisdiction of the courts of the State of Florida for Broward County and the United States District Court of the Southern District of Florida for the purpose of any action or proceeding arising out of, or relating to, this Agreement, (ii) waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iii) waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum; provided, however, that the parties acknowledge and agree that any action or proceeding brought by the Company or the Executive pursuant to Section 10 may be brought in any court of competent jurisdiction, anything in this Section 12(C) to the contrary notwithstanding.

                  D. NO JURY TRIAL. Each of the parties hereby IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

                  E. AMENDMENTS. This Agreement may not be amended except by written instrument signed by each of the parties hereto.

                  F. NO WAIVER. The failure of a party to insist upon strict compliance with any term, condition or provision of this Agreement shall not be deemed (i) a waiver of the right of such party thereafter to insist upon strict compliance with that term, condition or provision, or any other term, condition or provision, of this Agreement, or (ii) a waiver of the right of such party to insist upon strict compliance with any other term, condition or provision of this Agreement.

                  G. ASSIGNMENTS:

                           (i) Neither this Agreement nor any of the rights or
obligations of the Executive hereunder shall be assignable or delegable by the Executive; and any purported assignment or delegation by the Executive in violation of the foregoing shall be null and void from its inception and of no force and effect.

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

                           (ii) This Agreement may be assigned by the Company to
any person or entity which is the successor in interest to substantially all of the assets or business operations of the Company; and, upon any such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor.

                  H. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment; and the Executive shall not be required to pay the Company any amounts that the Executive may receive from any such alternative employment.

                  I. SEVERABILITY. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  J. TAX WITHHOLDING. The Company may withhold from any amounts payable to the Executive under this Agreement any Federal, state and local taxes that may be required to be withheld pursuant to any applicable law or regulation.

                  K. EFFECT OF AMENDMENTS. Except for the amendments to the Executive Employment Terms and the Executive SERP effected by this Agreement (including, without limitation, Sections 1, 2, 4(B), 4(D) and 4(E) above), all of the terms and conditions set forth in the Executive Employment Terms and the Executive SERP are and shall remain in full force and effect.

                  L. CERTAIN LEGAL EXPENSES. The Executive has retained and consulted with an attorney of his own choosing in connection with his consideration and execution of this Agreement. The Company agrees to reimburse the Executive up to $2500 for the attorneys' fees incurred by Executive in review of his rights under the Executive Employment Terms, this Agreement and/or his execution of this Agreement, subject to receipt by the Company of a non-itemized but documented statement of legal services showing the amounts incurred by Executive and documented disbursements paid by Executive.

                  M. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and the Executive and their respective heirs, executors, administrators, successors, personal or legal representatives, and permitted assigns.

                  N. CAPTIONS. The section and paragraph captions in this Agreement are for convenience of reference only and shall not have any effect upon the interpretation of this Agreement.

                  O. COUNTERPARTS; FUTURE ACTIONS. This Agreement may be executed in counterparts and by the parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The parties agree to execute such documents and take such actions as may be necessary to carry out the intent of this Agreement. The parties further agree (I) that, effective on and as of the Separation Date, the Executive shall also be deemed to have resigned from any and all offices and/or other positions which he may then hold with any Company subsidiary or affiliate or any benefit plan of any of the foregoing, and (II) that the Executive will execute any additional documents requested by the Company to achieve this purpose.

                  P. ATTORNEYS' FEES. If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date set forth after its signature below.

                                            CONCORD CAMERA CORP.


                                            By:      /s/  Ira B. Lampert
                                                 -------------------------------
                                                Ira B. Lampert, Chairman and
                                                Chief Executive Officer

                                            Date of Execution: December 24, 2005

                                            EXECUTIVE:


                                                /s/      Keith L. Lampert
                                            ------------------------------------
                                            Keith L. Lampert

                                            Date of Execution: December 24, 2005

                                     ANNEX I

                                 GENERAL RELEASE


         This GENERAL RELEASE, dated as of ____________________ ______, 2006
(this "Instrument"), by KEITH L. LAMPERT ("Executive") to and for the benefit of CONCORD CAMERA CORP., a New Jersey corporation (the "Company"), its subsidiaries and affiliates, and their respective current and former directors, officers, employers, shareholders and agents (collectively with the Company, the "Releasees").

                                    RECITALS

         A. The Executive and the Company are parties to that certain Separation Agreement, dated as of December _____, 2005 (the "Separation Agreement"), which, among other provisions, (i) sets forth the terms and conditions governing the separation of the Executive from his employment with the Company (the "Separation") and (ii) releases the Releasees from all Claims (as defined therein) through the Effective Date (as also defined therein) of the Separation Agreement.

         B. It is a condition to the effectiveness of certain provisions of the Separation Agreement that the Executive shall have executed and delivered this Instrument.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Separation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive, intending to be loyally bound, does hereby RELEASE and forever DISHCARGE the Releasees, and each of them, from any and all charges, complaints, claims, demands, promises, agreements, causes of action, damages, debts and liabilities of any kind or nature whatsoever, whether known or unknown, and whether at law or in equity (collectively, "Claims"), which the Executive ever had, now has or may have, from the beginning of his employment with the Company through the date of this Instrument, including, without limitation, any and all Claims arising out of, or relating to, his employment with, and/or his Separation from, the Company.

         IN FURTHERANCE OF THE FOREGOING, the Executive ACKNOWLEDGES and AGREES that:

         1. The Claims covered by the release effected by this Instrument specifically include, without limitation, any and all Claims of wrongful discharge, breach of contract, breach of any implied covenant of good faith and fair dealing, tortious interference with advantageous relations, intentional or negligent misrepresentation, and unlawful discrimination or retaliation under, or any other violation of, any federal, state or local constitution, statute, regulation, order or ordinance, or common law (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss.1001 et seq.; and those federal and state laws prohibiting employment discrimination based on age, sex, race, color, national origin, religion, handicap or disability, or veteran status, such as the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621 et seq., as amended by the Older Workers Benefit Protection Act, Public Law 101-433; the Equal Pay Act of 1963, 9 U.S.C. ss.206 et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.ss.2000e, et seq.; the Civil Rights Act of 1866, 42 U.S.C. ss.1981; the Americans with Disabilities Act, 42 U.S.C. ss.ss.12101, et seq.; the Family and Medical Leave Act, 29 U.S.C. ss.ss.2601 et seq.; the Florida Constitution, Art. 1, Section 2; the Florida Civil Rights Act of 1992, Fla. Stats., ch. 760.10; and any other similar Florida state or local laws, statutes, regulations or ordinances, or common law).


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         2. The Executive has not sought, and will not seek or accept, any damages or other relief in any claim or action by any federal, state or local governmental authority or agency, or by any other person or entity, against the Company or any other Releasee with respect to any Claim or other matter relating to any events or circumstances up to the date of this Instrument.

         3. Nothing in this Instrument is intended, or shall be construed, to limit the rights or the Executive (i) to enforce the Separation Agreement in accordance with its terms, (ii) to the compensation and other employee benefits described in Section 4 of the Separation Agreement to which he is entitled independently of the Separation Agreement, (iii) to indemnification in accordance with the By-Laws of the Company, applicable New Jersey law and/or
Section 17 of the Executive Employment Terms, or (iv) to be covered as an insured under the terms and conditions of any insurance policy of the Company, including but not limited to any directors' and officers' liability insurance policy, which covers Executive's actions during his employment with the Company, to the extent of the coverage, if any, provided thereunder.

         4. No rights or Claims that may arise after the date of this Instrument are being released or waived by the Executive.

         5. The Executive has been advised to consult with an attorney of his own choosing prior to executing this Instrument and he has done so or has knowingly waived his right to do so.

         6. The Executive has seven (7) days after his execution of this Instrument within which to revoke this Instrument; and this Instrument shall not become effective or enforceable until this seven (7) day revocation period shall have expired.

         This Instrument and the release effected hereby shall be binding upon the Executive and his heirs, personal and legal representations, successors and assigns, and shall inure to the benefit of each of the Releasees and his, her or its respective heirs, personal and legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the Executive has signed and sealed this Instrument as of the date first above written.


                  WITNESS:

                  ____________________________           _________________(L.S.)
                  Name:                                  Keith L. Lampert


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